Exhibit 1

                             Joint Filing Agreement

                   This will confirm the agreement as of February 8, 2005 by and among all the undersigned that the Statement on Schedule 13G filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the shares of the common stock, $.001 par value per share, of Renovis, Inc., a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

                   The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

                   This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

MDS Capital Corp.

By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------

Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Chief Operating Officer                      Title:  Vice-President -
                                                             Legal and Secretary


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                                      -2-

MDS Life Sciences Technology Fund II NC
Limited Partnership

By: MDS LSTF II (NCGP) Inc., its
General Partner

By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Vice-President and Director                  Title:  Secretary

MDS Life Sciences Technology Fund II
Quebec Limited Partnership

By: MDS LSTF II (QGP) Inc.,
its General Partner

By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Vice-President and Director                  Title:  Secretary

MLII Co-Investment Fund NC Limited Partnership

By: MLII (NCGP) Inc., its General Partner

By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Vice-President and Director                  Title:  Secretary

SC Biotechnology Development Fund LP

By: SC (GP) Inc., its General Partner

By: /s/ John Ackerley                                By: /s/ William Walmsely
    ----------------------------                         -----------------------
Name:   John Ackerley                                Name:  William Walmsley

Title:  Directors of Cardinal                        Title: Director of Cardinal
        Investments Limited                                 Investments Limited
        (Director of SC                                     (Director of SC
        (GP) Inc.)                                          (GP) Inc.)


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                                      -4-

Canadian Medical Discoveries Fund Inc.

By: /s/ Anthony Flynn                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Anthony Flynn                                Name:   Graysanne Bedell

Title:  Vice-President                               Title:  Secretary


Neuroscience Partners Limited Partnership

By: MDS Associes-Neuroscience Inc., its General Partner

By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Vice-President                               Title:  Secretary

MDS Capital (Quebec) Inc.

By: /s/ Michael Mueller                              By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Michael Mueller                              Name:   Graysanne Bedell

Title:  President                                    Title:  Secretary

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                                      -5-

Michael Callaghan

   /s/ Michael Callaghan
    ----------------------------

MDS LSTF II (NCGP) Inc.

By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Vice-President and Director                  Title:  Secretary


MLII (NCGP) Inc.

By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Vice-President and Director                  Title:  Secretary

SC (GP) Inc.

By: /s/ John Ackerley                                By: /s/ William Walmsely
    ----------------------------                         -----------------------
Name:   John Ackerley                                Name:  William Walmsley

Title:  Directors of Cardinal                        Title: Director of Cardinal
        Investments Limited                                 Investments Limited
        (Director of SC                                     (Director of SC
        (GP) Inc.)                                          (GP)  Inc.)


MDS LSTF II (QGP) Inc.

By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Vice-President and Director                  Title:  Secretary


MDS Associes-Neuroscience Inc.

By: /s/ Gregory Gubitz                               By: /s/ Gregory Gubitz
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Gregory Gubitz

Title:  Vice-President                               Title:  Vice-President

MDS Capital Management Corp.

By: /s/ Gregory Gubitz                               By: /s/ Graysanne Bedell
    ----------------------------                         -----------------------
Name:   Gregory Gubitz                               Name:   Graysanne Bedell

Title:  Chief Operating Officer                      Title:  Vice-President -
                                                             Legal and Secretary